                               CORIXA CORPORATION

               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                  MAY 10, 1996

                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----
1. GENERAL.............................................................2

   1.1 Definitions.....................................................2

2. REGISTRATION; RESTRICTIONS ON TRANSFER..............................3

   2.1 Restrictions on Transfer........................................3
   2.2 Demand Registration.............................................4
   2.3 Piggyback Registrations.........................................5
   2.4 Form S-3 Registration...........................................7
   2.5 Obligations of the Company......................................8
   2.6 Termination of Registration Rights..............................9
   2.7 Furnish Information.............................................9
   2.8 Delay of Registration...........................................9
   2.9 Indemnification.................................................9
   2.10 Assignment of Registration Rights.............................11
   2.11 Amendment of Registration Rights..............................12
   2.12 Market Stand-Off Agreement....................................12

3. COVENANTS OF THE COMPANY...........................................12

   3.1 Basic Financial Information and Reporting......................12
   3.2 Inspection Rights..............................................13
   3.3 Confidentiality of Records.....................................13
   3.4 Reservation of Common Stock....................................14
   3.5 Stock Vesting..................................................14
   3.6 Proprietary Information and Inventions Agreement...............14
   3.7 Termination of Covenants.......................................14

4. RIGHTS OF FIRST REFUSAL............................................14

   4.1 Subsequent Offerings...........................................14
   4.2 Exercise of Rights.............................................15
   4.3 Issuance of Equity Securities to Other Person..................15
   4.4 Termination of Rights of First Refusal.........................15
   4.5 Effect of Failure to Participate...............................15
   4.6 Transfer of Rights of First Refusal............................15
   4.7 Excluded Securities............................................15

5. MISCELLANEOUS......................................................16

   5.1 Governing Law..................................................17
   5.2 Survival.......................................................17
   5.3 Successors and Assigns.........................................17
   5.4 Separability...................................................17
   5.5 Amendment and Waiver...........................................17
   5.6 Delays or Omissions............................................18
   5.7 Notices........................................................18
   5.8 Attorneys' Fees................................................18
   5.9 Titles and Subtitles...........................................18
   5.10 Counterparts..................................................18

INDEX OF EXHIBITS

New Purchasers                          Exhibit A
Existing Investors                      Exhibit B
Existing Warrantholders                 Exhibit C
Addendum to the Amended and Restated    Exhibit D
  Investors' Rights Agreement

                                                                    EXHIBIT 10.6


                               CORIXA CORPORATION

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


      This Amended and Restated Investors' Rights Agreement (this "Agreement") is entered into as of the 10th day of May, 1996, by and among Corixa Corporation, a Delaware corporation (the "Company"), the investors listed on Exhibit A hereto, each of which is herein referred to as a "New Purchaser," the holders of the outstanding shares of the Company's Series A Preferred Stock and certain outstanding shares of the Company's Common Stock, respectively, listed on Exhibit B hereto (the "Existing Investors"), and the holders of certain outstanding warrants to purchase shares of the Company's Series A Preferred Stock and Common Stock, respectively, listed on Exhibit C hereto (the "Existing Warrantholders"). The New Purchasers, the Existing Investors and the Existing Warrantholders shall sometimes be collectively referred to hereinafter as the "Purchasers" and each individually as a "Purchaser."

                                    RECITALS

      WHEREAS, the Company has proposed to sell and issue up to One Million Six Hundred Sixty-Six Thousand Six Hundred and Sixty-Seven (1,666,667) shares of its Series B Preferred Stock pursuant to that certain Series B Preferred Stock Purchase Agreement dated May 10, 1996 (the "Purchase Agreement");

      WHEREAS, the Existing Investors hold shares of the Company's Series A Preferred Stock issued pursuant to that certain Amended and Restated Series A Preferred Stock and Warrant Purchase Agreement effective as of September 30, 1994 (the "Series A Agreement") and possess registration rights, information rights, rights of first refusal, and other rights pursuant to that certain Amended and Restated Investors' Rights Agreement dated as of December 2, 1994 by and among the Company and the Existing Investors (the "Prior Rights Agreement"); and

      WHEREAS, the Existing Investors are holders of at least fifty percent (50%) of the Registrable Securities of the Company (as defined in the Prior Rights Agreement) and, in order to induce the New Purchasers to enter into the Purchase Agreement, the Company and the Existing Investors desire to terminate the Prior Rights Agreement in its entirety and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Rights Agreement; and

      WHEREAS, the Company wishes to sell to the New Purchasers shares of its Series B Preferred Stock pursuant to the Purchase Agreement, and in connection therewith, desires to grant certain rights to the New Purchasers set forth in this Agreement, and the New Purchasers wish to receive such rights; and

      WHEREAS, the Company also wishes to grant certain rights to the Existing Warrantholders set forth in this Agreement, and the Existing Warrantholders wish to receive such rights.

      NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

1.    GENERAL

      1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

            "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

            "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

            "Registrable Securities" means (i) Common Stock of the Company issued or issuable upon conversion of the Series A and Series B Preferred Stock,
(ii) 5,000,000 shares of Common Stock issued to certain of the Existing Investors pursuant to certain Common Stock Purchase Agreements between the Company and such Existing Investors dated September 30, 1994 (less 403,535 shares of such Common Stock subsequently provided to the Company by such Existing Investors as a capital contribution to the Company), (iii) 1,363,545 shares of Common Stock of the Company issued or issuable upon exercise of warrants to purchase Common Stock of the Company issued to certain Existing Investors pursuant to the Series A Agreement, (iv) up to 500,000 shares of Common Stock of the Company issued or issuable upon conversion of the Series A Preferred Stock issued or issuable upon exercise of that certain warrant to be issued to Vaxcel, Inc., (v) up to 117,362 shares of Common Stock of the Company issued or issuable upon exercise of that certain warrant issued to Health Science Properties, Inc., (vi) up to 250,000 shares of Common Stock of the Company issued or issuable upon exercise of that certain warrant issued to Southern Research Institute, and (vii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities; provided, however, for all purposes of Section 2.2 hereof, "Registrable Securities" shall not include Common Stock of the Company issued or issuable upon conversion of the Series B Preferred Stock. Additionally, for all purposes of Section 2.3 hereof, "Registrable Securities" shall include (1) the 3,119,117 shares of Common Stock of the Company issued to certain of the Company's founders pursuant to those Restricted Stock Purchase Agreements between the Company and such founders dated September 23, 1994, and (2) the 330,883 shares of Common Stock of the Company received by certain of the founders as a result of the merger of Iasys Corporation and the Company. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Article II of this Agreement are not assigned.

            "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

            "SEC" or "Commission" means the Securities and Exchange
Commission.

2.    REGISTRATION; RESTRICTIONS ON TRANSFER

      2.1   Restrictions on Transfer.

            2.1.1 Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities (or the Common Stock issuable upon the conversion thereof) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 2.1, provided and to the extent such Sections are then applicable, and:

                  2.1.1(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  2.1.1(ii) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

                  2.1.1(iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners in accordance with partnership interests, or (B) to the Holder's family member or trust for the benefit of an individual Holder, provided the transferee will be subject to the terms of this Section 2.1 to the same extent as if he were an original Holder hereunder.

            2.1.2 Each certificate representing the Series A or Series B Preferred Stock or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in the Agreement):

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT ANY EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

            2.1.3 The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

            2.1.4 Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

      2.2   Demand Registration.

            2.2.1 Subject to the conditions of this Section 2.2, if the Company shall receive at any time after one (1) year after the closing of the first underwritten public offering of the Company's securities (the "Initial Offering"), a written request from the Holders of at least forty percent (40%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public in excess of Five Million Dollars ($5,000,000), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of Section 2.2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

            2.2.2 If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2.1. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this
Section 2.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

            2.2.3 The Company shall not be obligated to effect more than two (2) registrations pursuant to this Section 2.2.

            2.2.4 Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company no more than once in any one-year period.

            2.2.5 All expenses incurred in connection with a registration pursuant to this Section 2.2 (excluding underwriters' discounts and commissions, which shall be paid by the selling Holders pro rata with respect to their included shares), including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of a single counsel for the selling Holders, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn by a majority of the Holders of the Registrable Securities to be registered, unless the withdrawal of the registration request results from either (a) intentional actions by the Company outside the normal course of business that materially reduce the feasibility of the registration proceeding, or (b) the discovery of information about the Company that was not known at the time of the Initiating Holders' request made pursuant to Section 2.2.1, and such information materially reduces the feasibility of the registration proceeding. If the Company is required to pay the registration expenses pursuant to subparagraph (a) or (b) of this Section 2.2.5, then the Holders shall not forfeit their rights pursuant to this Section 2.2 to a demand registration.

      2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans and corporate reorganizations) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty
(20) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

            2.3.1 Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, except that in no event shall the amount of securities of the selling Holders included in the registration be reduced below twenty percent (20%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such Initial Offering does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders my be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder be included in such registration if doing so would reduce the number of shares which may be included by Holders, unless not less than fifty percent (50%) of the Registrable Securities that Holders have requested be sold in the offering have consented thereto in writing.

            2.3.2 Registration Expenses. The Company shall bear all fees and expenses incurred in connection with any registration under this Section 2.3 (excluding underwriters' discounts and commissions, which shall be paid by the selling Holders pro rata with respect to their included shares), including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel to the Company, and the reasonable fees and disbursements of a single counsel to the selling Holders (which counsel shall also be counsel to the Company unless counsel to the Company has a conflict of interest with respect to the representation of any selling Holder or the underwriters object to the selling Holders representation by Company counsel).

      2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of at least twenty percent (20%) of Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

            2.4.1 Promptly give written notice of the proposed registration and any related qualification or compliance to all other Holders of Registrable Securities; and

            2.4.2 As soon as practicable, use its best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4: (i) if Form S-3 is not available under the Securities Act or rules or regulations promulgated thereunder for such offering by the Holders;
(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than Five Hundred Thousand Dollars ($500,000); (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2.4, provided that such right to defer the filing may be exercised by the Company no more than once in any one-year period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4; (v) if the Company has already effected five (5) registrations on Form S-3 for the Holders pursuant to this Section 2.4; or (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

            2.4.3 Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. The Company shall pay all of the expenses incurred in connection with the first two (2) registrations of each year requested pursuant to this Section 2.4 (excluding underwriters' discounts and commissions, which shall be paid by the selling Holders pro rata with respect to their included shares), including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of a single counsel for the selling Holder or Holders. Thereafter, all such expenses shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration.

      2.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            2.5.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

            2.5.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            2.5.3 Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            2.5.4 Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            2.5.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            2.5.6 Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            2.5.7 Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

      2.6   Termination of Registration Rights.

            2.6.1 All registration rights granted under this Article II shall terminate and be of no further force and effect five (5) years after the date of the Company's Initial Offering.

            2.6.2 In addition, the right of any Holder to request registration or inclusion in any registration pursuant to Section 2.2 shall terminate on the closing of the first Company-initiated registered public offering of Common Stock of the Company if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period.

      2.7 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or
2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

      2.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article II.

      2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

            2.9.1 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 2.9.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

            2.9.2 To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.9.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9.2 exceed the proceeds from the offering received by such Holder.

            2.9.3 Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

            2.9.4 If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

            2.9.5 The obligations of the Company and Holders under this Section
2.9 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement, or otherwise.

      2.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Article II may be assigned by a Holder to a transferee or assignee of Registrable Securities; provided, however, that no such transferee or assignee shall be entitled to registration rights under Sections 2.2, 2.3 or 2.4 hereof unless it acquires at least one million (1,000,000) shares of Registrable Securities (as adjusted for stock dividends, splits and combinations) and the Company shall, within twenty (20) days after such transfer, be furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. Notwithstanding the foregoing, rights to cause the Company to register securities may be assigned to any subsidiary, parent, general partner or limited partner of a Holder.

      2.11 Amendment of Registration Rights. Any provision of this Article II may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the

Holders of more than fifty percent (50%) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Article II, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

      2.12  "Market Stand-Off" Agreement.

      If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, a Purchaser shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Purchaser (other than those included in the registration) for a period specified by the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that all executive officers and directors of the Company enter into similar agreements. The obligations described in this
Section 2.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

3.    COVENANTS OF THE COMPANY

      3.1   Basic Financial Information and Reporting.

            3.1.1 The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

            3.1.2 So long as a Purchaser (with its affiliates) shall own not less than an aggregate of one million (1,000,000) shares of Series A and/or Series B Preferred Stock (or the Common Stock issuable upon conversion thereof) ("Major Purchaser"), as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish each Major Purchaser a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

            3.1.3 As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, the Company will furnish each Major Purchaser a consolidated balance sheet of the Company as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by generally accepted accounting principals.

            3.1.4 As soon as practicable after the end of each calendar month and in any event within thirty (30) days thereafter, the Company shall furnish to each Major Purchaser a consolidated balance sheet of the Company as of the end of such calendar month, and consolidated statements of income and cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company's operating plan then in effect and approved by the Company's Board of Directors; provided, however, that no such monthly information need be provided if the Board of Directors unanimously determines that such information need not be provided.

      3.2 Inspection Rights. Each Major Purchaser shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

      3.3 Confidentiality of Records. Each Purchaser agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Purchaser uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Purchaser may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Purchaser for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3.

      3.4 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

      3.5 Stock Vesting. Unless otherwise approved by the Board of Directors, all stock and stock equivalents issued and stock options granted after the date of this Agreement to employees, directors and consultants ("Stock Incentives") will be subject to vesting at the rate of 12/48 of such stock or stock equivalents subject to such issuance or grants after one year from the date of such issuance or grant and 1/48 of such stock or stock equivalents subject to such issuance or grants per month thereafter. In addition, all Stock Incentives will provide that such Stock Incentives (i) are non-transferable prior to vesting,
(ii) are subject to a right of first refusal on all vested shares until the Initial Offering, and (iii) are subject to a market stand-off agreement substantially similar to Section 2.12 hereof.

      3.6 Proprietary Information and Inventions Agreement. The Company shall require all existing and future employees to execute and deliver a Proprietary Information and Inventions Agreement substantially in the form attached to the Series A Agreement.

      3.7 Termination of Covenants. The covenants of the Company contained in Sections 3.1 and 3.2 of this Agreement shall expire and terminate as to each Purchaser upon the earlier of: (i) the date that the Company first becomes subject to the reporting obligations of the 1934 Act; or (ii) the closing of the Company's Initial Offering; the covenants of the Company contained in Section
3.5 and 3.6 of this Agreement shall expire and terminate as to each Purchaser upon the closing of the Company's Initial Offering.

4.    RIGHTS OF FIRST REFUSAL

      4.1 Subsequent Offerings. So long as a Purchaser shall own not less than three hundred thousand (300,000) shares (as adjusted for stock splits, combinations, recapitalizations and the like) of Registrable Securities, such Purchaser shall have a right of first refusal to purchase its Pro Rata Share (as defined below) of all Equity Securities (as defined below) that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. "Pro Rata Share" shall, with respect to each Purchaser, be an amount equal to the ratio of the number of shares of the Company's Preferred Stock which such Purchaser is deemed to be a holder immediately prior to the issuance of such Equity Securities to the total number of shares of the Company's outstanding Preferred Stock. The term "Equity Securities" shall mean (i) any stock or similar security of the Company, (ii) any security convertible, with or without consideration, into any stock or similar security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any stock or similar security, or (iv) any such warrant or right. For purposes of this Article IV, Purchaser includes any general partners, limited partners and affiliates of a Purchaser. A Purchaser shall be entitled to apportion the rights of first refusal hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

      4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Purchaser written notice of its intention, describing the Equity Securities, the price, and the terms and conditions upon which the Company proposes to issue the same. Each Purchaser shall have fifteen
(15) days from the giving of such notice to agree to purchase its Pro Rata Share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Purchaser if such offer or sale who would cause the Company to be in violation of applicable federal or state securities laws.

      4.3 Issuance of Equity Securities to Other Person. If the Purchasers fail to exercise in full the rights of first refusal, the Company shall have ninety
(90) days thereafter to sell the Equity Securities in respect of which the Purchasers' rights were not exercised, at a price and upon terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice to the Purchasers pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within such ninety (90) days, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Purchasers in the manner provided above.

      4.4 Termination of Rights of First Refusal. The rights of first refusal established by this Article IV shall terminate upon the closing of the Company's Initial Offering pursuant to which the Series A and Series B Preferred Stock is automatically converted into shares of the Company's Common Stock.

      4.5 Effect of Failure to Participate. If a Purchaser does not purchase its full Pro Rata Share of any Dilutive Issuance (as defined in Section 4(j)(1) the Amended and Restated Certificate of Incorporation of the Company) of which it receives notice pursuant to Section 4.3 hereof, such Purchaser shall be deemed to have forever waived, commencing as of the date of the issuance of such Equity Securities, its rights of first refusal under this Article IV.

      4.6 Transfer of Rights of First Refusal. The rights of first refusal of each Purchaser under this Article IV may be transferred to any subsidiary, parent or subsidiary of any parent of such Purchaser, to any successor in interest to all or substantially all the assets of such Purchaser, or to an transferee who acquires at least one million (1,000,000) shares (as adjusted for stock splits, combinations, recapitalizations and the like) of Registrable Securities.

      4.7 Excluded Securities. The rights of first refusal established by this
Article IV shall have no application to any of the following Equity Securities:

            4.7.1 Shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors of the Company;

            4.7.2 Stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement, and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights of first refusal established by this Article IV applied with respect to the initial sale or grant by the Company of such rights or agreements;

            4.7.3 Any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

            4.7.4 Any Equity Securities that are issued by the Company as part of an underwritten public offering referred to in Section 4.4 hereof;

            4.7.5 Shares of Series A and Series B Preferred Stock issued after the date hereof; provided, however, that such Series A and Series B Preferred Stock are deemed to be "Shares" pursuant to Section 2.3 of the Series A Agreement and Section 2.3 of the Purchase Agreement, respectively;

            4.7.6 Stock, warrants or other securities or rights issued in connection with equipment leasing or bank financing transactions, provided such issuances are for other than primarily equity financing purposes;

            4.7.7 Stock, warrants or other securities or rights issued to academic or research institutions in connection with (i) the license of technology from such institutions or (ii) research and development services provided by such institutions;

            4.7.8 Stock, warrants or other securities or rights issued in connection with a transaction with a corporation or other third party which is not primarily in the business of making equity investments that also involves other strategic elements such as, but not by way of limitation, a joint marketing agreement, a license agreement or a technology development agreement;

            4.7.9 Shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company; and

            4.7.10 shares of Common Stock issued upon conversion of the Preferred Stock.

5.    MISCELLANEOUS

      5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

      5.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

      5.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

      5.4 Separability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      5.5   Amendment and Waiver.

            5.5.1 Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of more than fifty percent (50%) of the Registrable Securities.

            5.5.2 Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of more than fifty percent (50%) of the Registrable Securities.

            5.5.3 The Company and the Existing Investors, constituting holders of a majority of the "Registrable Securities" (as defined in the Prior Rights Agreement), hereby agree that all rights granted and covenants made under the Prior Rights Agreement are hereby waived, released and terminated in their entirety and shall have no further force or effect whatsoever. The rights and covenants provided herein set forth the sole and entire agreement between the Company, the New Purchasers, the Existing Investors and the Existing Warrantholders with respect to the subject matter hereof.

            5.5.4 In the event the Company shall issue additional Series B Preferred Stock, new holders of such Series B Preferred Stock shall be deemed to be a Purchaser for all purposes of this Agreement by executing and delivering an additional counterpart signature page to this Agreement and an addendum in the form attached hereto as Exhibit D.

      5.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Holder upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, provided by law or otherwise afforded to Holders, shall be cumulative and not alternative.

      5.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile; (iii) five
(5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

      5.8 Attorneys' Fees. If legal action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and legal costs in connection therewith.

      5.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      5.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.

                                          COMPANY

                                          CORIXA CORPORATION


                                       By:  /s/ STEVEN GILLIS
                                          --------------------------------------
                                                Steven Gillis, President and
                                                Chief Executive Officer




                      SIGNATURE PAGE TO CORIXA CORPORATION
                              AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.

                                          NEW PURCHASERS

                                          S.R. ONE, LIMITED



                                      By:  /s/ DONALD F. PARMON
                                          --------------------------------------
                                          Donald F. Parmon
                                          Vice President

                                 Address: Bay Colony Executive Park
                                          565 East Swedesford, Ste. 15
                                          Wayne, PA  19087


                      SIGNATURE PAGE TO CORIXA CORPORATION
                              AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.

                                          EXISTING INVESTORS


                                          INTERWEST PARTNERS V



                                      By:  /s/ ARNOLD ORONSKY
                                          --------------------------------------


                                     Its:  General Partner
                                          --------------------------------------

                                 Address: 3000 Sand Hill Road
                                          Building 3, Suite 255
                                          Menlo Park, California  94025



                                          INTERWEST INVESTORS V



                                      By:  /s/ ARNOLD ORONSKY
                                          --------------------------------------


                                     Its:  General Partner
                                          --------------------------------------

                                 Address: 3000 Sand Hill Road
                                          Menlo Park, California  94025


                      SIGNATURE PAGE TO CORIXA CORPORATION
                              AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.

                                          EXISTING INVESTORS

                                          ENTERPRISE PARTNERS III, L.P.


                                      By:  /s/ ANDREW SENYEI
                                          --------------------------------------

                                     Its:  General Partner
                                          --------------------------------------

                                 Address: 5000 Birch Street, Suite 6200
                                          Newport Beach, California  92660



                                          ENTERPRISE PARTNERS III, L.P.

                                      By:  /s/ ANDREW SENYEI
                                          --------------------------------------

                                     Its:  General Partner
                                          --------------------------------------

                                 Address: 5000 Birch Street, Suite 6200
                                          Newport Beach, California  92660



                      SIGNATURE PAGE TO CORIXA CORPORATION
                              AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.

                                          EXISTING INVESTORS

                                          OLYMPIC VENTURE PARTNERS III, by
                                          OVMC III, L.P., General Partner


                                      By:  /s/ CHARLES P. WAITE
                                          --------------------------------------

                                     Its:  General Partner
                                          --------------------------------------

                                 Address: 2420 Carillon Point
                                          Kirkland, Washington  98033



                                          OVP III ENTREPRENEURS FUND, by OVMC
                                          III, L.P., General Partners


                                      By:  /s/ CHARLES P. WAITE
                                          --------------------------------------

                                     Its:  General Partner
                                          --------------------------------------

                                 Address: 2420 Carillon Point
                                          Kirkland, Washington  98033


                      SIGNATURE PAGE TO CORIXA CORPORATION
                              AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.

                                          EXISTING INVESTORS

                                          KLEINER PERKINS CAUFIELD & BYERS VII


                                      By:          /s/ JOSEPH S. LACOB
                                          --------------------------------------

                                     Its:  General Partner
                                          --------------------------------------

                                 Address: 2750 Sand Hill Road
                                          Menlo Park, California  94025


                                          KPCB VII FOUNDERS FUND


                                      By:          /s/ JOSEPH S. LACOB
                                          --------------------------------------

                                     Its:  General Partner
                                          --------------------------------------

                                 Address: 2750 Sand Hill Road
                                          Menlo Park, California  94025

                      SIGNATURE PAGE TO CORIXA CORPORATION
                              AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.

                                          EXISTING INVESTORS

                                          FORWARD VENTURES II, L.P.


                                      By:           /s/ STANDISH M. FLEMING
                                          --------------------------------------

                                     Its:       General Partner
                                          --------------------------------------

                                 Address: 10975 Torreyana Road
                                          Suite 230
                                          San Diego, California  92121


                      SIGNATURE PAGE TO CORIXA CORPORATION
                              AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.

                                          EXISTING INVESTORS

                                           /s/ PATRICK ENRIGHT
                                          --------------------------------------
                                          Patrick Enright

                                           /s/ JEFFREY EDISON
                                          --------------------------------------
                                          Jeffrey Edison

                                           /s/ ALAN FRAZIER
                                          --------------------------------------
                                          Alan Frazier

                                           /s/ THOMAS CABLE
                                          --------------------------------------
                                          Thomas Cable

                                           /s/ STEPHEN A. DUZAN
                                          --------------------------------------
                                          Stephen A. Duzan

                                           /s/ HOWARD BIRNDORF
                                          --------------------------------------
                                          Howard Birndorf

                                           /s/ CARLOS FERRER
                                          --------------------------------------
                                          Carlos Ferrer

                                           /s/ JIM MACLEAN
                                          --------------------------------------
                                          Jim MacLean

                                           /s/ JIM WATSON
                                          --------------------------------------
                                          Jim Watson


                      SIGNATURE PAGE TO CORIXA CORPORATION
                              AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

                                           /s/ JOHN S. EDISON
                                          --------------------------------------
                                          John S. Edison

                                           /s/ STEVEN GILLIS
                                          --------------------------------------
                                          Steven Gillis

                                           /s/ STEVEN REED
                                          --------------------------------------
                                          Steven Reed

                                           /s/ KENNETH GRABSTEIN
                                          --------------------------------------
                                          Kenneth Grabstein

                                           /s/ SYAMAL RAYCHAUDHURI
                                          --------------------------------------
                                          Syamal Raychaudhuri

                                           /s/ OLIVERA FINN
                                          --------------------------------------
                                          Olivera Finn

                                           /s/ MARTIN CHEEVER
                                          --------------------------------------
                                          Martin Cheever

                                           /s/ JOHN CALVERT
                                          --------------------------------------
                                          John Calvert

                                           /s/ MARK MCDADE
                                          --------------------------------------
                                          Mark McDade


                      SIGNATURE PAGE TO CORIXA CORPORATION
                              AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

                                    EXHIBIT A

                                 NEW PURCHASERS

S.R. One, Limited

                                    EXHIBIT B

                               EXISTING INVESTORS

Kleiner Perkins Caufield & Byers VII              Steven Reed

KPCB VII Founders Fund                            Kenneth Grabstein

Forward Ventures II, L.P.                         Syamal Raychaudhuri

M.L. Lawrence Revocable Trust, as amended         Olivera Finn

Enterprise Partners III, L.P.                     Martin Cheever

Enterprise Partners III Associates, L.P.          John Calvert

Interwest Partners V                              Mark McDade

Interwest Investors V

Olympic Venture Partners III

OVP III Entrepreneurs Fund

Patrick Enright

Jeffrey Edison

Alan Frazier

Thomas Cable

Stephen A. Duzan

Howard Birndorf

Carlos Ferrer

Jim MacLean

Jim Watson

John S. Edison

Steven Gillis

                                    EXHIBIT C

                             EXISTING WARRANTHOLDERS

Vaxcel, Inc.

Health Science Properties, Inc.

Southern Research Institute

                                    EXHIBIT D

                                   ADDENDUM TO
                               CORIXA CORPORATION
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              DATE: MAY ___, 199__

      Effective as of the day and year first above written, ________________, a Purchaser of ______________ shares of Series B Preferred Stock of Corixa Corporation (the "Company") agrees to be bound by the terms of the Amended and Restated Investors' Rights Agreement dated as of May 10, 1996 among the New Purchasers, the Existing Investors, the Existing Warrantholders (each as defined therein) and the Company.

                                          PURCHASER


                                      By:
                                          --------------------------------------

                                     Its:
                                          --------------------------------------

                                 Address:
                                          --------------------------------------